Exhibit 99.1

News Release
Media Contact:	Ron Rogers	Investor Contact:	Scott Gleason
	(801) 584-3065		(801) 584-1143
	rrogers@myriad.com		sgleason@myriad.com

Myriad Genetics Reports Fiscal Third-Quarter 2017 Financial Results

•	Third-Quarter 2017 Total Revenues of $196.9 Million

•	Third-Quarter 2017 GAAP Diluted EPS of $0.06 and Adjusted EPS of $0.27

•	Company Increases Annual Revenue Guidance, Narrows Adjusted EPS Guidance

SALT LAKE CITY, UTAH, May 2, 2017 – Myriad Genetics, Inc. (NASDAQ: MYGN), a global leader in molecular diagnostics and personalized medicine, today announced financial results for its fiscal third-quarter 2017, provided an update on recent business highlights and updated its fiscal year 2017 financial guidance.

“We were very encouraged to see sequential growth in hereditary cancer testing volumes for the second consecutive quarter,” said Mark C. Capone, president and CEO, Myriad Genetics. “Coupled with meaningful sequential volume growth in all of our major pipeline tests including GeneSight, Vectra DA, Prolaris, and EndoPredict, we believe we are rapidly approaching an important inflection in our business where our new products will drive accelerated revenue growth and profitability.”

Financial Highlights

•	The following table summarizes the financial results and product revenue for our fiscal third-quarter 2017:

Revenue
	Fiscal Third-Quarter
($ in millions)	2017	2016	% Change
Molecular diagnostic testing revenue
Hereditary cancer testing revenue	$140.8	$156.3	(10%)
GeneSight testing revenue	23.9	NA	NM
Vectra DA testing revenue	11.2	12.3	(9%)
Prolaris testing revenue	3.4	5.2 *	(35%)
EndoPredict testing revenue	2.3	1.1	109%
Other testing revenue	3.6	2.5	44%

Total molecular diagnostic testing revenue	185.2	177.4	4%

Pharmaceutical and clinical service revenue	11.7	13.1	(11%)

Total Revenue	$196.9	$190.5	3%

Income Statement
	Fiscal Third-Quarter
($ in millions)	2017	2016	% Change
Total Revenue	$196.9	$190.5	3%
Gross Profit	152.6	150.3	2%
Gross Margin	77.5%	78.9%
Operating Expenses	139.7	107.7	30%
Operating Income	12.9	42.6	(70%)
Operating Margin	6.6%	22.4%
Adjusted Operating Income	24.0	45.8	(48%)
Adjusted Operating Margin	12.2%	24.0%
Net Income	4.2	34.5	(88%)

Diluted EPS	0.06	0.47	(87%)

Adjusted EPS	$0.27	$0.41	(34%)

* Included Medicare retrospective payments

Business Highlights

•	myRisk® Hereditary Cancer

•	Hereditary cancer volumes grew on a sequential basis for the second consecutive quarter.

•	A publication in The Oncologist by researchers at Northwestern University compared 4,250 variants from ClinVar to those from Myriad Genetics. In the study, only 73 percent of the classifications in ClinVar were consistent with Myriad classifications with 27 percent discordant. In addition, it was shown that Myriad could definitely classify up to 60 percent of the variants of uncertain significance from other laboratories.

•	GeneSight®

•	Volume grew 44 percent year-over-year to more than 60,000 tests performed in the fiscal third-quarter.

•	Completed enrollment ahead of schedule in a 1,200 patient clinical utility study evaluating GeneSight in patients with treatment resistant depression. The company anticipates top line data by the end of calendar year 2017.

•	Published data in Clinical Therapeutics which evaluated 2,168 patients whose treatment was either congruent or non-congruent with the GeneSight test result which demonstrated health savings of $3,998 for primary care physicians and $1,308 for patients treated by psychiatrists after paying for the cost of the test.

•	Completed a payer demonstration project using the Optum healthcare informatics platform from United Health that demonstrated substantial cost savings associated with the use of GeneSight. Initiated similar demonstration projects with Humana and HealthCore, a subsidiary of Anthem Blue Cross Blue Shield.

•	Launched highly a successful pilot sales program for GeneSight in the preventive care market with the average sales territory already generating a 300 sample annual run rate.

•	Vectra® DA

•	Volumes increased five percent sequentially with approximately 38,500 tests performed.

•	Creaky Joints, a leading advocacy group for arthritis patients added Vectra DA to its professional guidelines. This builds upon the recent addition of Vectra DA to the United Rheumatology guidelines, a physician guideline body comprising approximately 10 percent of practicing rheumatologists.

•	Prolaris®

•	Volumes grew 17 percent year-over-year and nine percent sequentially with approximately 5,100 tests ordered in the third quarter.

•	The comment period ended on a draft local coverage determination from Palmetto GBA for favorable-intermediate patients, a new indication that would represent a market expansion of approximately 30,000 patients per year in the United States. Prolaris is the only test to receive proposed Medicare coverage in this patient population.

•	At the upcoming American Urology Association meeting, Myriad will be presenting a 767 patient study that demonstrated the ability of Prolaris to predict metastases from biopsy samples with a high degree of statistical significance.

•	EndoPredict®

•	Revenues grew 109 percent year-over-year to $2.3 million in the fiscal third-quarter.

•	Launched EndoPredict in the United States at the end of the fiscal third-quarter.

•	In aggregate, Myriad has now received positive coverage decisions from payers in the United States representing 83 million lives.

•	myPath® Melanoma

•	Myriad’s third clinical validation study, which demonstrated myPath Melanoma was able to differentiate melanoma from benign nevi with 95 percent diagnostic accuracy, was published in Cancer Epidemiology.

•	Myriad has submitted its reimbursement dossier for myPath Melanoma to Medicare and private payers.

•	Companion Diagnostics

•	AstraZeneca announced that olaparib met its primary endpoint in BRCA positive, HER2- metastatic breast cancer in the OlympiAD study, demonstrating a statistically significant benefit in progression free survival. This represents a potential 60,000 patient per year market for BRACAnalysis CDx as a companion diagnostic.

•	Myriad signed a research collaboration with BeiGene which is a global pharmaceutical company developing the PARP inhibitor BGB-290 in the United States.

•	Signed a commercial collaboration with Clovis Oncology to perform BRACAnalysis CDx testing. Myriad is now performing companion diagnostic testing for every major company developing a PARP inhibitor.

•	Submitted our regulatory filing in Japan for BRACAnalysis CDx as the companion diagnostic for Lynparza in conjunction with our collaboration with AstraZeneca.

•	International

•	International revenue grew 41 percent year-over-year and comprised five percent of total revenue in the fiscal third-quarter.

•	International EndoPredict revenue grew 109 percent year-over-year, largely as a result of recent French and German reimbursement.

Fiscal Year 2017 and Fiscal Fourth-Quarter 2017 Financial Guidance

Below is a table summarizing Myriad’s updated fiscal year 2017 and fiscal fourth-quarter 2017 financial guidance:

	Revenue	GAAP Diluted Earnings Per Share	Adjusted Earnings Per Share
Fiscal Year 2017	$763-$765 million	$0.23-$0.25	$1.01-$1.03
Fiscal Fourth-Quarter 2017	$192-$194 million	$0.11-$0.13	$0.26-$0.28

These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release. The Company will provide further details on its business outlook during the conference call today to discuss the fiscal third-quarter financial results, fiscal year 2017, and fiscal fourth-quarter 2017 financial guidance.

Conference Call and Webcast

A conference call will be held today, Tuesday, May 2, 2017, at 4:30 p.m. EDT to discuss Myriad’s financial results for the fiscal third-quarter, business developments and financial guidance. The dial-in number for domestic callers is (888) 225-2744. International callers may dial (303) 223-2690. All callers will be asked to reference reservation number 21849837. An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above. The conference call along with a slide presentation will also will be available through a live webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics Inc., is a leading personalized medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics. Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs. Myriad is focused on three strategic imperatives: maintaining leadership in an expanding hereditary cancer market, diversifying its product portfolio through the introduction of new products and increasing the revenue contribution from international markets. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, EndoPredict, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, Vectra DA, GeneSight, EndoPredict and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G

MYRIAD GENETICS, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in millions, except per share amounts)

	Three months ended March 31,		Nine months ended March 31,
	2017	2016	2017	2016
Molecular diagnostic testing	$185.2	$177.4	$534.2	$532.0
Pharmaceutical and clinical services	11.7	13.1	36.7	35.4

Total revenue	196.9	190.5	570.9	567.4
Costs and expenses:
Cost of molecular diagnostic testing	37.9	33.6	109.5	98.6
Cost of pharmaceutical and clinical services	6.4	6.6	19.1	18.7
Research and development expense	17.6	17.2	55.6	51.1
Selling, general, and administrative expense	122.1	90.5	354.3	267.8

Total costs and expenses	184.0	147.9	538.5	436.2

Operating income	12.9	42.6	32.4	131.2
Other income (expense):
Interest income	0.3	0.3	0.9	0.5
Interest expense	(1.5)	—	(4.8)	(0.2)
Change in the fair value of contingent consideration	(5.2)	—	(2.0)	—
Other	1.5	0.2	(2.4)	0.2

Total other income (expense):	(4.9)	0.5	(8.3)	0.5
Income before income tax	8.0	43.1	24.1	131.7
Income tax provision	3.8	8.6	15.2	29.7

Net income	$4.2	$34.5	$8.9	$102.0

Net loss attributable to non-controlling interest	—	—	(0.1)	—

Net income attributable to Myriad Genetics, Inc. stockholders	$4.2	$34.5	$9.0	$102.0

Earnings per share:
Basic	$0.06	$0.49	$0.13	$1.46
Diluted	$0.06	$0.47	$0.13	$1.39
Weighted average shares outstanding:
Basic	68.1	70.9	68.1	70.1
Diluted	68.3	73.5	68.5	73.2

Consolidated Balance Sheets (Unaudited)

(in millions)
	March 31, 2017	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$123.8	$68.5
Marketable investment securities	48.3	90.5
Prepaid expenses	9.5	18.4
Inventory	47.4	38.3
Trade accounts receivable, less allowance for doubtful accounts of $8.1 March 31, 2017 and $6.8 June 30, 2016	114.8	91.7
Prepaid taxes	0.1	3.8
Other receivables	4.4	3.3

Total current assets	348.3	314.5

Property, plant and equipment, net	53.0	58.3
Long-term marketable investment securities	53.4	79.9
Intangibles, net	498.1	227.5
Goodwill	315.0	195.3
Other assets	—	5.0

Total assets	$1,267.8	$880.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26.8	$21.1
Accrued liabilities	64.0	49.5
Short-term contingent consideration	128.2	—
Deferred revenue	2.7	1.7

Total current liabilities	221.7	72.3

Unrecognized tax benefits	24.9	24.0
Other long-term liabilities	7.2	7.8
Contingent consideration	14.3	10.4
Long-term debt	167.1	—
Long-term deferred taxes	84.7	17.9

Total liabilities	519.9	132.4

Commitments and contingencies
Stockholders’ equity:
Common stock, 68.1 and 69.1 shares outstanding at March 31, 2017 and June 30, 2016 respectively	0.7	0.7
Additional paid-in capital	839.5	830.1
Accumulated other comprehensive loss	(10.6)	(9.5)
Accumulated deficit	(81.4)	(73.2)

Total Myriad Genetics, Inc. stockholders’ equity	748.2	748.1
Non-Controlling Interest	(0.3)	—

Total stockholders’ equity	747.9	748.1

Total liabilities and stockholders’ equity	$1,267.8	$880.5

Consolidated Statement of Cash Flows (Unaudited)

(in millions)
	Nine months ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8.9	102.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35.0	20.0
Non-cash interest expense	0.4	—
Gain on disposition of assets	(0.2)	(0.4)
Share-based compensation expense	22.7	23.9
Impairment of cost basis investment	2.4	—
Bad debt expense	27.3	23.5
Loss on extinguishment of debt	1.3	—
Deferred income taxes	2.0	31.5
Unrecognized tax benefits	0.9	(2.4)
Change in fair value of contingent consideration	2.0	—
Changes in assets and liabilities:
Prepaid expenses	10.9	(8.7)
Trade accounts receivable	(40.3)	(28.7)
Other receivables	(3.2)	(1.0)
Inventory	(6.5)	(0.2)
Prepaid taxes	3.6	(27.7)
Accounts payable	2.0	(6.9)
Accrued liabilities	(0.6)	2.9
Deferred revenue	1.0	—

Net cash provided by operating activities	69.6	127.8

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(5.4)	(2.8)
Acquisitions, net of cash acquired	(216.1)	—
Sale of cost basis investment	2.6	—
Purchases of marketable investment securities	(74.6)	(131.4)
Proceeds from maturities and sales of marketable investment securities	142.9	86.6

Net cash used in investing activities	(150.6)	(47.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds for common stock issued under share-based compensation plans	1.3	85.9
Net proceeds from revolving credit facility	204.0	—
Net proceeds from term loan	199.0	—
Repayment of term loan	(200.0)	—
Repayment of revolving credit facility	(37.0)
Fees paid for extinguishment of debt	(0.6)	—
Repurchase and retirement of common stock	(31.6)	(107.9)

Net cash provided by (used in) financing activities	135.1	(22.0)

Effect of foreign exchange rates on cash and cash equivalents	1.2	(1.8)
Net increase in cash and cash equivalents	55.3	56.4
Cash and cash equivalents at beginning of the period	68.5	64.1

Cash and cash equivalents at end of the period	$123.8	$120.5

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s anticipated volumes, revenue and profitability from existing and new products; the Company’s belief that it is rapidly approaching an important inflection in its business where its new products will drive accelerated revenue growth and profitability; the Company’s expectation of receiving top line data from a 1,200 patient clinical utility study evaluating GeneSight in patients with treatment resistant depression by the end of calendar year 2017; the potential market expansion of approximately 30,000 patients per year for Prolaris based on Palmetto GBA’s draft coverage determination; the potential 60,000 patient per year market for BRACAnalysis CDx as a companion diagnostic to olaparib; the Company’s anticipated study presentation at the upcoming American Urology Association meeting; the Company’s fiscal fourth-quarter guidance of total revenue of $192 to $194 million, diluted earnings per share of $0.11 to $0.13, and adjusted earnings per share of $0.26 to $0.28, and the Company’s updated fiscal full year guidance of total revenue of $763 to $765 million, diluted earnings per share of $0.23 to $0.25, and adjusted earnings per share of $1.01 to $1.03, as further discussed under the caption “Fiscal Year 2017 and Fiscal Fourth-Quarter 2017 Financial Guidance”; and the Company’s strategic directives under the caption “About Myriad Genetics.” These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to our ability to transition from our existing product portfolio to our new tests; risks related to changes in the governmental or private insurers’ reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities; risks related to public concern over our genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire, including but not limited to our acquisition of Assurex, Sividon and the Clinic; risks related to our projections about the potential market opportunity for our products; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that we may be unable to comply with financial operating covenants under our credit or lending agreements; the risk that we will be unable to pay, when due, amounts due under our credit or lending agreements; and other factors discussed under the heading “Risk Factors” contained in Item 1A of our Annual report on Form 10-K for the fiscal year ended June 30, 2016, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached schedules.

Following is a description of the adjustments made to GAAP financial measures:

•	Acquisition - amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets, including developed technology and database rights.

•	Acquisition – integration related costs: Costs related to closing and integration of acquired companies

•	Tax impact related to equity compensation – Changes in effective tax rate based upon ASU 2016-09

•	Tax expense associated with R&D tax credit reserves – One time net benefits associated with the release of R&D tax credit reserves.

•	Potential future consideration related to acquisitions – Non-cash expenses related to valuation adjustments of earn-out and milestone payments tied to recent acquisitions

•	One-time debt restructuring charges – Charges related to the restructuring of the company’s debt from a one-year term loan to a revolving credit facility

•	One-time non-deductible costs – One-time non-deductible tax items

•	Impairment of Raindance Investment – One-time impairment charge associated with Myriad’s investment in Raindance Technologies

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures

for the Three and Nine Months ended March 31, 2017 and 2016

(Unaudited data in millions, except per share amount)

	Three Months Ended		Nine Months Ended
	Mar 31, 2017	Mar 31, 2016	Mar 31, 2017	Mar 31, 2016
Revenue	196.9	190.5	570.9	567.4

GAAP Cost of molecular diagnostic testing	$37.9	$33.6	$109.5	$98.6
GAAP Cost of pharmaceutical and clinical services	6.4	6.6	19.1	18.7
Acquisition - Integration related costs	—	—	—	—
Acquisition - amortization of intangible assets	—	—	—	—

Non-GAAP COGS	$44.3	$40.2	$128.6	$117.3

Non-GAAP Gross Margin	78%	79%	77%	79%

GAAP Research and Development	$17.6	$17.2	$55.6	$51.1
Acquisition - Integration related costs	(0.1)	—	(0.2)	—
Acquisition - amortization of intangible assets	—	(0.1)	(0.2)	(0.3)

Non-GAAP R&D	$17.5	$17.1	$55.2	$50.8

GAAP Selling, General and Administrative	$122.1	$90.5	$354.3	$267.8
Acquisition - Integration related costs	(1.8)	—	(12.8)	—
Acquisition - amortization of intangible assets	(9.2)	(3.1)	(23.6)	(9.2)

Non-GAAP SG&A	$111.1	$87.4	$317.9	$258.6

GAAP Operating Income	$12.9	$42.6	$32.4	$131.2
Acquisition - Integration related costs	1.9	—	13.0	—
Acquisition - amortization of intangible assets	9.2	3.2	23.8	9.5

Non-GAAP Operating Income	$24.0	$45.8	$69.2	$140.7

Non-GAAP Operating Margin	12%	24%	12%	25%

GAAP Net Income Attributable to Myriad Gentics, Inc. Stockholders	$4.2	$34.5	$9.0	$102.0
Acquisition - Integration related costs	1.9	—	13.0	—
Acquisition - amortization of intangible assets	9.2	3.2	23.8	9.5
Tax impact related to equity compensation	(0.1)	(1.9)	2.9	(12.4)
Tax expense associated with R&D tax credit reserves		(6.0)	—	(6.0)
Earn out true-up	5.2	—	0.6	—
One-time debt restructuring charges	—	—	1.3	—
One-time non-deductible costs	(1.5)	—	2.7	—
Impairment of Raindance Investment	(0.1)	—	3.3	—
Tax effect associated with non-GAAP adjustments	(0.7)	—	(4.9)	—

Non-GAAP Net Income	$18.1	$29.8	$51.7	$93.1

GAAP Diluted EPS	$0.06	$0.47	$0.13	$1.39
Non-GAAP Diluted EPS	$0.27	$0.41	$0.75	$1.27

Diluted shares outstanding	68.3	73.5	68.5	73.2

Free Cash Flow Reconciliation

(Unaudited data in millions)

	Three Months Ended		Nine Months Ended
	Mar 31, 2017	Mar 31, 2016	Mar 31, 2017	Mar 31, 2016
GAAP cash flow from operations	$41.1	$45.9	$69.6	$127.8
Capital expenditures	(1.5)	(0.7)	(5.4)	(2.8)

Free cash flow	$39.6	$45.2	$64.2	$125.0

Acquisition - Integration related costs	1.9	—	9.8	—
Cash paid at closing to Assurex vendors	—	—	6.8	—
Tax effect associated with non-GAAP adjustments	(0.7)	—	(6.4)	—

Non-GAAP Free cash flow	$40.8	$45.2	$74.4	$125.0

Reconciliation of GAAP to Non-GAAP for Fiscal Year 2017 and Fiscal Fourth-Quarter 2017 Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from guidance set forth below. Some of the factors that could affect the Company’s financial results are stated in the safe harbor statement of this press release. More information on potential factors that could affect the Company’s financial results are included under the heading “Risk Factors” contained in Item 1A in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Fiscal Year 2017
Diluted net income per share
GAAP diluted net income per share	$0.23 - $0.25
Acquisition - amortization of intangible assets	0.48
Acquisition costs & one-time expenses	0.30

Non-GAAP diluted net income per share	$1.01 - $1.03

Fiscal Fourth-Quarter 2017
Diluted net income per share
GAAP diluted net income per share	$0.11 - $0.13
Acquisition - amortization of intangible assets	0.13
Acquisition costs & one-time expenses	0.02

Non-GAAP diluted net income per share	$0.26 - $0.28